CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Post-Effective Amendment No. 17 to the Registration Statement on Form N-4 (No. 333-186030) (the “Registration Statement”) of our reports dated April 11, 2024 relating to the financial statements of Transamerica Life Insurance Company and Transamerica Financial Life Insurance Company. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
April 27, 2026